UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2005
Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification Number)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653
(Address of principal executive offices) (Zip Code)

(949) 784-0800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 18, 2005, Interchange Corporation (the “Registrant”) entered into a lease agreement (the “Lease”) with the Irvine Company (the “Landlord”). Under the terms of the Lease, the Registrant’s headquarters will move from its present location at 24422 Avenida de la Carlota, Suite 120, Laguna Hills, California to 1G Technology Drive, Irvine, California. The new headquarters will consist of approximately 23,352 square feet. The Lease is for a period of sixty (60) months, plus such additional number of days as may be required to cause the Lease to terminate on the final day of the calendar month. The aggregate rent for the term of the Lease is approximately $1,793,436. In addition to rent, the Lease requires the Registrant to pay certain taxes, insurance and operating costs related to the leased building, in amounts yet to be determined. The Registrant is also responsible for the costs of certain tenant improvements associated with the new facility but will be entitled to reimbursement for certain costs from the Landlord.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits

10.1	Lease between the Irvine Company and Interchange Corporation dated March 18, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Lease between the Irvine Company and Interchange Corporation dated March 18, 2005.

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